Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-204688, effective July 10, 2015) of McEwen Mining Inc., and

(2) Registration Statements (Forms S-8 No. 333-112269, 333-144563, 333-144569, 333-179143, 333-179144, 333-204693, and 333-222609) of McEwen Mining Inc.;

of our report dated May 14, 2018, with respect to the financial statements of Minera Santa Cruz S.A. included in the Amendment to Annual Report (Form 10-K/A) of McEwen Mining Inc. for the year ended December 31, 2017.

City of Buenos Aires, Argentina

May 16, 2018

/s/ PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.
Pistrelli, Henry Martin y Asociados S.R.L.
Member of Ernst & Young Global

63695906.2